EXHIBIT 99.1

AGREEMENT REGARDING JOINT FILING

OF STATEMENT ON SCHEDULE 13D OR 13G

The undersigned agree to file jointly with the Securities and Exchange Commission (the “SEC”) any and all statements on Schedule 13D or Schedule 13G or Forms 3, 4 or 5(and any amendments or supplements thereto) required under section 13(d) and 16(a) of the Securities Exchange Act of 1934, as amended, in connection with purchases by the undersigned of the securities of any issuer. For that purpose, the undersigned hereby constitute and appoint Beryl Capital Management, LLC, a Delaware limited liability company, as their true and lawful agent and attorney-in-fact, with full power and authority for and on behalf of the undersigned to prepare or cause to be prepared, sign, file with the SEC and furnish to any other person all certificates, instruments, agreements and documents necessary to comply with section 13(d) and section 16(a) of the Securities Exchange Act of 1934, as amended, in connection with said purchases, and to do and perform every act necessary and proper to be done incident to the exercise of the foregoing power, as fully as the undersigned might or could do if personally present.

Dated: March 23, 2026

	BERYL CAPITAL MANAGEMENT LLC	BERYL CAPITAL MANAGEMENT LP
		By:	Beryl Capital Management LLC
General Partner
By:	/s/ Andrew Nelson
	Andrew Nelson		By:	/s/ Andrew Nelson
	Chief Operating Officer			Andrew Nelson
Chief Operating Officer
BERYL CAPITAL PARTNERS II LP

	By: Beryl Capital Management LP	/s/ David A. Witkin
	General Partner	David A. Witkin

By: Beryl Capital Management LLC
General Partner

By:/s/ Andrew Nelson
Andrew Nelson
Chief Operating Officer